As filed with the Securities and Exchange Commission on June 13, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

____________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

____________________

DOLLAR GENERAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Tennessee		61-0502302
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
100 Mission Ridge Goodlettsville, Tennessee 37072
(Address of Principal Executive Offices, including Zip Code)

2007 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES OF DOLLAR GENERAL CORPORATION AND ITS AFFILIATES
(Full Title of the Plan)

Susan S. Lanigan Executive Vice President and General Counsel 100 Mission Ridge Goodlettsville, Tennessee 37072 (615) 855-4000
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [   ]

Accelerated filer [   ]

Non-accelerated filer [X] (Do not check if a smaller reporting company)

Smaller reporting company [   ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $.50 per share	3,500,000 shares	$5.00	$17,500,000	$687.75

_______________________________

(1)

Plus such indeterminate number of additional shares as may be required to cover antidilutive adjustments under the 2007 Stock Incentive Plan.

(2)

Computed pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of determining the amount of the registration fee, based upon the book value of the Common Stock of Dollar General Corporation on March 19, 2008.

The undersigned Registrant hereby files this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 3,500,000 shares of Dollar General Corporation (the “Registrant” or the “Company”) common stock, $0.50 par value (the “Common Stock”), for issuance under the 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates, as amended (the “Plan”).  In accordance with Section E of the General Instructions to Form S-8, the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) relating to the Plan (Registration No. 333-151047) is incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.

Exhibits.

See the Exhibit Index immediately following the signature page hereto, which Exhibit Index is incorporated herein by this reference.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on June 4, 2008.

DOLLAR GENERAL COPORATION

By:	/s/ Richard W. Dreiling
Richard W. Dreiling, Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David M. Tehle and Susan S. Lanigan, and any of them (with full power in each to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Richard W. Dreiling Richard W. Dreiling	Chief Executive Officer (Principal Executive Officer)	June 4, 2008

/s/ David M. Tehle David M. Tehle	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 10, 2008

/s/ Michael M. Calbert Michael M. Calbert	Director	June 9, 2008

/s/ Raj Agrawal Raj Agrawal	Director	June 5, 2008

/s/ Adrian Jones Adrian Jones	Director	June 6, 2008

/s/ Dean B. Nelson Dean B. Nelson	Director	June 5, 2008

EXHIBIT INDEX

Exhibit No.	Description

4.1

Amendment No. 1 to 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates (incorporated by reference to Exhibit 99 to Dollar General Corporation’s Current Report on Form 8-K dated May 29, 2008, filed with the SEC on June 2, 2008 (file number 001-11421)).

4.2

2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates (incorporated by reference to Exhibit 10.1 to Dollar General Corporation’s Registration Statement on Form S-4, filed with the SEC on December 21, 2007 (file number 333-148320)).

4.3

Sections 7 and 8 of Dollar General Corporation’s Amended and Restated Charter (incorporated by reference to Exhibit 3.1 to Dollar General Corporation’s Current Report on Form 8-K dated July 6, 2007, filed with the SEC on July 12, 2007 (file number 001-11421)).

4.4

Article I, Section 1 of Article II, and Sections 3 and 4 of Article IV of the Amended and Restated Bylaws of Dollar General Corporation (adopted on September 20, 2007) (incorporated by reference to Exhibit 3.2 to Dollar General Corporation’s Registration Statement on Form S-4, filed with the SEC on December 21, 2007 (file number 333-148320)).

4.5

Registration Rights Agreement, dated July 6, 2007, among Buck Holdings, L.P., Buck Holdings, LLC, Dollar General Corporation and Shareholders named therein (incorporated by reference to Exhibit 4.18 to Dollar General Corporation’s Registration Statement on Form S-4, filed with the SEC on December 21, 2007 (file number 333-148320)).

5	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included in Exhibit 5).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (included on the Signature Page hereto).

3